Consent Of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-72996) pertaining to The Morgan Group, Inc. Incentive Stock Plan and in the Registration Statement (Form S-8 No. 33-72998) pertaining to The Morgan Group, Inc. 401(k) Profit Sharing Plan of our report dated February 12, 1999, except Note 7, as to which the date is March 19, 1999, with respect to the consolidated financial statements of The Morgan Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                               /s/  Ernst & Young LLP


Greensboro, North Carolina
March 26, 1999